Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements on Form S-8 (Registration Numbers 333-87069-99, 333-11313-99, 333-121908, 333-155291, 333-166598 and 333-184165) and on Form S-3 (Registration Number 333-159601) of Nabors Industries Ltd. and on Form S-3 (Registration Number 333-169013-01) of Nabors Industries Ltd. and Nabors Industries, Inc. of our report dated March 31, 2014, relating to the consolidated financial statements of Sabine Oil & Gas LLC as of and for the year ended December 31, 2012 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the restatement of the 2012 consolidated financial statements as discussed in Note 2 to the consolidated financial statements and also includes an other-matter paragraph disclaiming an opinion on the supplementary information on oil and gas producing activities), appearing in this Annual Report on Form 10-K/A of Nabors Industries Ltd. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 31, 2014